EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement (File No. 33-52857) of our reports dated January 27, 1994 included in Magma Copper Company's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen & Co.
- --------------------------

Tucson, Arizona,
  April 6, 1994.